                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 18, 2002
                                                         -----------------
                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                  001-16583             No. 58-2632672
  ------------------------------ -----------         -------------------
(State or other jurisdiction of  (Commission         (I.R.S. Employer
 incorporation or organization)   File Number)      Identification No.)

     1170 Peachtree Street, N.E.
    Suite 2400, Atlanta, GA                                30309
----------------------------------------               ------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (404) 853-1400
                                                   --------------

                                      None
     -----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. Other Events.

Attached  hereto  is  a  press  release  issued  by  Acuity  Brands,  Inc.  (the
"Registrant")  on December 18, 2002. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

             None.

(b)      Pro Forma Financial Information.

             None.

(c)      Exhibits.

             The following exhibit is filed herewith:

EXHIBIT NO.     DESCRIPTION
99.1            Press Release, issued by Registrant on December 18, 2002.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2002

                                               ACUITY BRANDS, INC.

                                               BY: /S/ VERNON J. NAGEL
                                                   ----------------------------
                                                   Vernon J. Nagel
                                                   Executive Vice President and
                                                   Chief Financial Officer

Exhibit 99.1

Company Contact:
Karen Holcom
Acuity Brands, Inc.
(404) 853-1437

                              ACUITY BRANDS REPORTS
                           2003 FIRST QUARTER RESULTS

ATLANTA,  December 18, 2002 - Acuity Brands,  Inc.  (NYSE:  AYI) announced today that sales for its first  quarter  ended  November 30, 2002 were $505.2  million compared to $481.7 million reported in the year ago period, an increase of $23.5 million,  or 4.9 percent.  Sales increased 5.1 percent and 4.2 percent at Acuity
Lighting Group (ALG) and Acuity  Specialty  Products Group (ASP),  respectively.
The  current  quarter  included  the full period  results of  American  Electric
Lighting  (AEL),  which was acquired in October  2001.  Net income for the first quarter of fiscal 2003 was $10.5 million, or $0.25 per share,  compared to $11.5 million, or $0.28 per share,  reported in the first quarter of fiscal 2002. This represents a decrease in net income and earnings  per share of  approximately  9 percent and 11 percent,  respectively. The decline in net income compared to the year ago period was  primarily  due to higher  costs for certain raw  materials, greater expenses for  non-discretionary  items,  and increased  spending for new product  introductions  and expanded  marketing and logistics  initiatives.  The impact of these higher costs was  partially  offset by the  contribution  margin
earned  from  the  higher  sales  volume  noted  above,   benefits  from  profit
improvement initiatives, and cost containment programs. While these consolidated results were consistent with management's expectations, the Company continued to experience very difficult market  conditions,  including weak customer demand in
the   non-residential   construction   market  and  rising  raw   material   and
non-discretionary costs.

First Quarter Segment and Corporate Overview

Sales at Acuity  Lighting  Group in the first quarter of fiscal 2003 were $382.7 million compared to $364.1 million reported in the year ago period,  an increase of $18.5 million, or 5.1 percent. The increase in sales at ALG was primarily due to greater  shipments  of  products  through  channels of  distribution  serving national accounts,  utilities,  and other key commercial and industrial markets;
improved service capabilities;  and available backlog. Sales at ALG in the first quarter of fiscal 2003  compared to the year ago period were  benefited  by $6.7 million due to the  inclusion of the full quarter  results of American  Electric
Lighting,  which was acquired in October 2001.  Excluding the impact of AEL, net sales at Acuity  Lighting  Group  increased  3.3 percent in the first quarter of fiscal  2003  compared  to the year ago period.  While  sales  increased  in the current  quarter,  incoming  orders  remained soft reflecting the continued weak economic environment, particularly in the non-residential construction industry.
Order rates,  excluding AEL, for the first quarter were  approximately 4 percent below order rates from the year ago  period.  The decline in order rates  during the quarter,  coupled with process improvement initiatives to reduce order cycle times and  shorten  lead  times to  customers,  resulted  in a lower  backlog at
November 30, 2002. The backlog at ALG decreased $25.6 million,  or 17.7 percent, to $119.1  million at  November  30, 2002 from August 31,  2002.  Excluding  the impact  of AEL,  the  backlog  declined  5.6  percent  in the year  ago  period.
Operating  profit for  Acuity  Lighting  Group  improved  $1.0  million to $26.1 million in the first quarter of fiscal 2003 from $25.1  million  reported in the prior year.  Operating profit margins dropped  nominally to 6.8 percent from 6.9 percent, as the variable  contribution margin from the higher sales volume noted
above was offset by continued  pricing pressure and product mix changes,  higher raw  material  costs,  and  non-discretionary  spending  for  expenses  such  as insurance.

Sales at Acuity  Specialty  Products  Group in the first  quarter of fiscal 2003 were $122.6  million,  an increase of 4.2 percent  over the same period one year earlier.  The increase in sales was driven by greater product penetration in key
channels  of  distribution   including  home  improvement  centers  and  certain
industrial  market  segments,  including  food  processing and  preparation  and vehicle  wash.  Operating  profit at ASP for the first  quarter  of fiscal  2003 declined $3.2 million to $3.7 million from $6.9 million reported in the year ago period.  Operating margins declined to 3.0 percent from 5.9 percent. The decline in operating  profit was primarily due to startup costs associated with a number of initiatives,  including new product  introductions and expanded marketing and logistics  programs,  all of which are expected to benefit  future  periods.  In addition,  ASP  incurred  higher  costs for  certain raw  materials  and certain non-discretionary  spending,  such as insurance,  which were partially offset by increased  selling  prices and the greater  contribution  margin from the higher sales volume noted above.

Corporate  expenses  were $3.5  million  in the  first  quarter  of fiscal  2003 compared to $2.7 million in the year ago period.  The increase was due primarily to increased  expense  associated  with certain  stock-based  benefit  plans and greater  non-discretionary  costs such as  insurance.  Interest  expense of $9.8 million in the first quarter of fiscal 2003 was lower than  interest  expense of
$10.4  million  reported in the year ago period due to a reduction  in both debt balances and interest rates.

Outlook

James S. Balloun,  Chairman,  President,  and Chief Executive  Officer of Acuity
Brands,  said,  "Our first quarter  results,  which modestly  exceeded  internal expectations,  reflected our ability to adapt to the difficult  conditions  that continue  to  prevail  in  certain  key  markets,  particularly  non-residential construction.  I am pleased that we were able to  partially  offset the negative impact of these conditions by aggressively taking actions to make our businesses stronger,  particularly at Acuity Lighting Group.  Our results were benefited by
numerous  initiatives  to  reduce  costs,  improve  customer  service,   enhance
productivity,  and further  expand our product  offerings  and brands  through a variety of channels.  Overall,  these efforts allowed us to essentially maintain gross profit  margins  while  experiencing  significant  cost  increases for raw materials and non-discretionary  spending for insurance,  as well as to fund key initiatives at both companies  including  certain sales and marketing  programs.
Also,  during the  quarter,  we were able to  generate  sufficient  cash flow to maintain our debt balance while paying our  quarterly  dividend and investing in our businesses.

"I am pleased with our continued progress in making each business a stronger and more competitive  organization in spite of prevailing market  conditions,  which have made it  difficult  to produce  more  favorable  results.  We  continue  to innovate,  to find ways to more effectively serve our customers,  and to improve our margins.  We are doing this through better management of pricing,  including price increases which have been previously announced by our businesses;  greater sales to an expanding customer base; and enhanced  productivity.  We continue to pursue  more  profitable  growth by  focusing  on and  better  serving  our best customers and introducing  innovative and more effective  products.  While these efforts are not without  short-term costs, we anticipate that these initiatives, in  addition  to  our  relentless  focus  on  cost  reduction  and  productivity enhancements,  will allow us to create  greater  value for our customers and our shareholders.

"We remain optimistic about the long-term potential of the solid businesses that comprise Acuity Brands. However, we are cautious about our near-term results due to uncertainty in the economic  environment,  particularly  for  non-residential construction, which is one of the key drivers of the lighting fixture market and where incoming  orders for Acuity  Lighting Group declined year over year in the first  quarter of fiscal  2003.  We  anticipate  that the second  quarter of our fiscal  year,  which is  historically  the  Company's  weakest,  will be an even greater challenge due to the current economic  situation.  We continue to expect our full year earnings to be in the range of $1.20 to $1.40 per share,  assuming a  modest  rebound  in the  economy  in the  second  half of our  fiscal  2003."

Conference Call and Board News

As  previously  announced,  the Company will host a  conference  call to discuss first quarter results on December 18, 2002 at 4:00 p.m. EST.  Interested parties may listen to this call live today or hear a replay until January 8, 2003 at the
Company's Web site: www.acuitybrands.com.

The Board of Directors will hold its quarterly meeting on December 19, 2002, the date of the annual meeting of stockholders.

Acuity Brands,  Inc., with fiscal year 2002 sales of approximately $2.0 billion, is comprised  of Acuity  Lighting  Group and Acuity  Specialty  Products  Group.
Acuity Lighting Group is the world's leading lighting  fixture  manufacturer and includes brands such as Lithonia(R),  Holophane(R),  Peerless(R), Hydrel(R), and
American  Electric  Lighting(R).  Acuity  Specialty  Products Group is a leading provider of specialty chemicals and includes brands such as Zep(R), Enforcer(R), and Selig  Industries(TM).  Headquartered  in Atlanta,  Georgia,  Acuity  Brands
employs 11,800 people and has operations throughout North America and in Europe.

Forward-Looking Statements

Certain information contained in this press release constitutes  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  Such  forward-looking  statements  are  inherently  uncertain and involve risks.  Consequently,  actual results may differ materially from those indicated
by the forward-looking statements. Statements made herein that may be considered forward looking include statements concerning: (a) expected future benefits of a number of  initiatives  for which  startup  costs were  incurred,  including new product  introductions and expanded  marketing and logistics  programs at Acuity
Specialty  Products  Group;  (b) the impact of the Company's  focus on servicing customers,  introducing innovative and more effective products,  cost reduction, and productivity enhancements on increased value for the Company's customers and shareholders;  and (c) forecasted  earnings per share for fiscal 2003. A variety of risks and  uncertainties  could cause the Company's  actual results to differ materially from the anticipated  results or other expectations  expressed in the
Company's  forward-looking  statements.  The  risks  and  uncertainties  include without  limitation the following:  (a) the uncertainty of general  business and economic  conditions,  including  the  potential  for a more severe  slowdown in non-residential  construction,  changes in interest rates,  and  fluctuations in commodity and raw material prices or foreign  currency rates;  (b) the Company's ability to realize the  anticipated  benefits of initiatives  expected to reduce
costs,  improve  profits,  enhance  customer  service,   increase  manufacturing
efficiency,  reduce debt, and expand product  offerings and brands in the market through a variety of  channels;  (c) the risk that  projected  future cash flows from operations are not realized;  (d) unexpected  developments in the Company's legal and environmental  proceedings;  and (e) the other risk factors more fully described in the Company's  Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 11, 2002.

                                                ACUITY BRANDS, INC.

                                           SUMMARY OF OPERATIONS (Unaudited)

                                                               THREE MONTHS ENDED NOVEMBER 30
                                                -----------------------------------------------------------
                                                             SALES                  OPERATING PROFIT (LOSS)
(Amounts in thousands, except per-share data)         2002            2001          2002               2001
---------------------------------------------------------------------------    ----------------------------
Lighting Equipment                              $  382,658      $  364,110     $  26,067          $  25,062
Specialty Products                                 122,568         117,581         3,671              6,911
                                                ---------------------------    -----------------------------
                                                $  505,226      $  481,691        29,738             31,973
Corporate                                                                         (3,456)            (2,698)
Other income (expense), net (1)                                                     (118)              (252)
Interest expense, net                                                             (9,774)           (10,423)
                                                                              ------------------------------
Income before taxes                                                               16,390             18,600
Income taxes                                                                       5,900              7,066
                                                                              ------------------------------
Net income                                                                     $  10,490          $  11,534
                                                                              ------------------------------

Earnings per Share:
Basic earnings per share                                                       $     .25                n/a
Basic weighted-average shares outstanding during period                           41,391                n/a

Diluted earnings per share:                                                    $     .25                n/a
Diluted weighted-average shares outstanding during period                         41,432                n/a

Pro Forma Earnings per Share (2):
Basic earnings per share                                                             n/a           $    .28
Basic weighted-average shares outstanding during period                              n/a             41,221

(1) Other income (expense), net consists primarily of gains or losses on the sale of assets and foreign currency gains or losses.
(2) Actual per share data has not been presented for periods prior to the second quarter of fiscal 2002 since the businesses that comprise Acuity Brands were wholly owned subsidiaries of National Service Industries, Inc. during those periods.
Additionally, public trading of the Acuity Brands shares did not commence until December 3, 2001; therefore, no historical market share prices exist for the calculation of the potential dilutive effect of stock options for the periods prior to the second quarter of fiscal year 2002.  As a result, pro forma diluted earnings per share is not presented for those periods.

                                                  ACUITY BRANDS, INC.

                                      CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                  NOVEMBER 30    AUGUST 31                                              NOVEMBER 30       AUGUST 31
(Amounts in thousands, except        2002         2002                                                      2002            2002
per-share data)
--------------------------------------------------------------  --------------------------------------------------------------------
Assets                                                          Liabilities and Stockholders' Equity
Current Assets
  Cash and short-term investments $    4,674    $    2,694      Current Liabilities                      $  424,986      $  430,807
  Receivables, net                   307,826       322,735      Long-Term Debt, less current maturities     390,454         410,630
  Inventories                        216,459       216,942      Deferred Income Taxes                        24,826          23,480
  Other current assets                50,179        48,626      Other Long-Term Liabilities                  92,073          91,085
                                 -----------    ----------      Stockholders' Equity                        405,439         401,952
    Total Current Assets             579,138       590,997                                               ----------       ----------
                                                                                                         $1,337,778      $1,357,954
                                                                                                         ==========       ==========
Property,Plant,and Equipment,net     235,558       240,679      Current Ratio                                   1.4             1.4
Other Assets                         523,082       526,278      Percent of Debt to Total Capitalization       57.3%           57.5%
                                 -----------    ----------
  Total Assets                    $1,337,778    $1,357,954
                                 ===========    ==========

                                          CONDENSED CONSOLIDATED CASH FLOWS (Unaudited)

                                         THREE MONTHS ENDED                                        THREE MONTHS ENDED
                                             NOVEMBER 30                                                NOVEMBER 30
                                     ---------------------------------------------------------------------------------------
(Amounts in thousands)                  2002          2001(3)                                      2002            2001 (3)
----------------------------------------------------------------------------------------------------------------------------
Cash Provided by (Used for):                                       Cash Provided by (Used for):
Operations-                                                        Financing-
  Net income                         $10,490           $11,534     Debt                            $    736         $ 34,822
  Depreciation and amortization       11,766            12,756     Dividends                         (6,216)               -
  Other operating activities          (8,141)             (776)    Net activity with NSI                  -          (18,632)
                                  -----------        ----------    Other financing activities           439                -
     Cash Provided by Operations      14,115            23,514                                    ----------      -----------
                                  -----------        ----------    Cash (Used for) Provided
                                                                              by Financing           (5,041)          16,190
                                                                                                  ----------      -----------
Investing-                                                         Effect of Exchange Rate on Cash     (212)              28
  Capital expenditures                (7,257)           (8,945)                                   ----------      -----------
  Acquisitions                             -           (26,387)
  Sale of assets                         375               180     Net Change in Cash                 1,980            4,580
                                  -----------        ----------    Cash at Beginning of Year          2,694            8,006
                                                                                                  ----------      -----------
    Cash Used for Investing         $ (6,882)         $(35,152)    Cash at End of Period           $  4,674          $12,586
                                  -----------        ----------                                   ==========      ===========
(3) Certain prior period amounts have been reclassified to conform with the current year presentation.